Exhibit 3.69

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:43 PM 03/07/2008
FILED 04:43 PM 03/07/2008
SRV 080296022 - 4516018 FILE

CERTIFICATE OF FORMATION

OF

QUALITY INVESTMENT PROPERTIES MIAMI, LLC

This Certificate of Formation of Quality Investment Properties Miami, LLC (the “LLC”), dated March 6, 2008, has been duly executed and is being filed by the undersigned, as an authorized person of the LLC, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is Quality Investment Properties Miami, LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Capitol Services, Inc., 615 South DuPont Highway, Dover, Kent County, Delaware 19901.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware are Capitol Services, Inc., 615 South DuPont Highway, Dover, Kent County, Delaware 19901.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Chad L. Williams
Name: Chad Williams
Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:33 PM 10/23/2009
FILED 03:00 PM 10/23/2009
SRV 090959954 - 4516018 FILE

CERTIFICATE OF MERGER

OF

QUALITY TECHNOLOGY SERVICES MIAMI, LLC

INTO

QUALITY INVESTMENT PROPERTIES MIAMI, LLC

Pursuant to Section 18-209 of the Delaware Limited Liability Company Act, Quality Investment Properties Miami, LLC, a Delaware limited liability company (the “Company”), does hereby certify to the following facts relating to the merger of Quality Technology Services Miami, LLC, a Delaware limited liability company (the “Merger Party”), with and into the Company, with the Company surviving (the “Merger”):

FIRST: that the name and jurisdiction of formation or organization of each constituent entity that is a party to the Merger is as follows:

Name	Jurisdiction of Formation

Quality Investment Properties Miami, LLC	Delaware

Quality Technology Services Miami, LLC	Delaware

SECOND: that an Agreement and Plan of Merger has been approved and executed by the Company and the Merger Party in accordance with Section 18-209 of the Delaware Limited Liability Company Act.

THIRD: that the name of the surviving limited liability company shall be “Quality Investment Properties Miami, LLC.”

FOURTH: that the Merger shall become effective on October 23, 2009, at 5:00 PM (Eastern Daylight Time).

FIFTH: that the executed Agreement and Plan of Merger is on file at the place of business of the Company at the following address:

Quality Investment Properties Miami, LLC

c/o Quality Tech, LP

12851 Foster Street, Suite 205

Overland Park, Kansas 66213

SIXTH: that the Company will furnish a copy of the Agreement and Plan of Merger on request and without cost to any member of the Company or the Merger Party.

IN WITNESS WHEREOF, Quality Investment Properties Miami, LLC has caused this Certificate of Merger to be duly executed as of this 23rd day of October, 2009.

QUALITY INVESTMENT PROPERTIES MIAMI, LLC

By:	/s/ Chad L. Williams
Name:	Chad L. Williams
Title:	Chief Executive Officer and Authorized Person